EXHIBIT 99.1
Contacts:  Kermit K. Houser             Marshall J. Alexander
           President and CEO            Executive VP And  CFO
           (541) 882-3444 X 7133        (541) 882-3444 X 7120
News   Release
================================================================================

            KLAMATH FIRST BANCORP ANNOUNCES FOURTH FISCAL QUARTER AND

                           FISCAL YEAR-END NET INCOME



     Klamath Falls, OR - November 12, 2003 - Klamath First Bancorp, Inc. (Nasdaq: KFBI) (the "Company") today reported fiscal fourth quarter net income of $911,000 or $0.13 per diluted share compared to $2.4 million or $0.36 per diluted share for the same quarter last year, and fiscal year-end earnings of $2.4 million or $0.36 per diluted share compared to $6.8 million or $1.05 per diluted share for fiscal year-end earnings in 2002. Earnings continue to be impacted by the low interest rate environment and rapid loan prepayments and repricings, the expense associated with the Company transitioning to a balance sheet and operating structure more similar to those of a bank, last quarter's non-cash impairment charge, as well as merger related expenses from the announced merger with Sterling Financial Corporation (Nasdaq:STSA) ("Sterling").

     "The Company has continued its strategy to reduce reliance on fixed rate one-to four- family loans and certificates of deposit by emphasizing commercial and consumer loans and core deposits. Management knew this would be a two to three year process and earnings would be impacted. The variable outside of the Company's control that contributed most to reduced earnings was the continued low interest rate environment throughout this same time period as well as the sluggish economy in our markets. The challenging economic environment of the last two years had a substantial negative impact on the success of our strategic plan," said Kermit K. Houser, President and Chief Executive Officer.

     For the year ended September 30, 2003, net income totaled $2.4 million, or $0.36 per diluted share, compared to $6.8 million, or $1.05 per diluted share, in fiscal 2002. Several factors have contributed to lower net income. Net interest income before provision for loan losses has decreased $5.8 million from $46.3 million for the twelve months ended September 30, 2002 to $40.5 million for the twelve months ended September 30, 2003. This was primarily a result of the low rate environment. Year-to-date earnings were also impacted by last quarter's non-cash charge of approximately $2.5 million after tax earnings in connection with "other-than-temporary" impairment (OTTI) on two Federal Home Loan Mortgage Corporation (FHLMC) and one Federal National Mortgage Association
(FNMA) issues of variable rate non-cumulative preferred stock held in the Company's available-for-sale investment portfolio.

     Non-interest income improved to $4.1 million in the fourth quarter of fiscal 2003, compared to $3.7 million in the like quarter a year earlier, and $16.2 million for the year compared to $12.0 million in fiscal 2002. Income from fees and service charges on deposits improved $0.5 million from $1.4 million for the fourth fiscal quarter last year to $1.9 million for the fourth fiscal quarter this year, and improved $1.8 million for the fiscal year from $4.9 million in 2002 to $6.7 million in 2003.

     Fourth quarter net interest margin decreased to 2.73%, compared to 3.36% in the fourth quarter a year ago. For the year, net interest margin decreased to 2.91% for the fiscal year 2003 compared to 3.37% a year ago. Interest expense for the quarter and fiscal year decreased as a result of both historic low interest rates and the Company's pricing strategies and efforts to rely more on lower cost core deposits over higher cost certificates of deposit. However, the decrease in interest expense of 85 basis points did not keep pace with the decrease in yield on earnings assets of 123 basis points over the year.

     Total non-interest expense was $13.1 million for the quarter, compared to $16.5 million in the prior quarter and $12.2 million in the like quarter a year earlier. This quarter included direct "out-of-pocket" or incremental costs of $340,000 related to the Sterling merger, including consultant fees, accounting and legal fees, and the cost of the fairness opinion. Additionally, there was approximately $200,000 in expenses incurred in preparation for the potential Sterling merger.


     The Company adopted SFAS No. 147, "Acquisitions of Certain Financial Institutions," as of October 1, 2002. This statement makes the accounting for branch acquisitions by financial institutions consistent with the accounting principles applied to other acquisitions. As a result of adoption of this pronouncement, the Company discontinued amortization of goodwill related to branch acquisitions. This goodwill totaled $22.9 million at September 30, 2002 and 2003. During the year ended September 30, 2002, the Company expensed $1.6 million related to amortization of goodwill. Under SFAS No. 147, this expense will not be recorded in 2003 and future fiscal years, but the intangible asset will be subjected to impairment testing at least annually. As a result of this change for fiscal year 2003, amortization of intangibles decreased from $5.5 million in fiscal 2002 to $3.6 million in fiscal 2003.

     During the Company's transition from a traditional thrift balance sheet to a balance sheet more similar to that of a commercial bank, management has emphasized conservative loan underwriting standards. This emphasis is reflected in our strong loan quality ratios. Non-performing assets totaled $1.5 million at September 30, 2003 compared to $1.9 million a year earlier. The allowance for loan losses was 1.21% of total loans outstanding and 868% of non-performing loans at September 30, 2003. A year ago, the allowance was 1.19% of loans outstanding.

     On July 15, 2003, the Company and Sterling jointly announced a definitive agreement for the merger of the Company into Sterling. Under the terms of the agreement, each share of the Company's common stock will be converted into 0.77 shares of Sterling common stock subject to certain conditions. Based upon Sterling's closing price on July 14, this is equivalent to approximately $20.44 per share of the Company's common stock. The transaction, valued at approximately $147 million, is expected to close in the first calendar quarter of 2004, pending shareholder and regulatory approval and the satisfaction of certain other closing conditions. Proxy materials for the shareholder vote on the Sterling merger are anticipated to be mailed in early November.

     On September 10, 2003, the Company announced the sale of seven branches located in northeastern Oregon to The Bank of Eastern Oregon. The sale includes deposit accounts of approximately $66 million, the fixed assets, branch offices and a small number of loans tied to deposit accounts. The transaction is scheduled to close on December 12, 2003, pending regulatory approval. Sterling was apprised of and concurred in the sale of these branches.

About Klamath First Bancorp, Inc.

     Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan Association, which operates 59 offices, 57 in 26 counties throughout Oregon and 2 in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24-hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Customers have access to brokerage and investment services through the Company's subsidiary, Klamath First Financial Services. Additionally, customers may visit new in-store branches with extended banking hours six days a week.

FORWARD-LOOKING STATEMENTS


     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the proposed merger between Sterling and the Company.; (ii) the Company's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of the Company and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) the shareholders of the Company or Sterling may fail to approve the merger; (3) changes in interest rates; (4) changes in tax laws; (5) changes in general economic conditions or (6) changes in the securities markets. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC") and available on the SEC's Internet site http://www.sec.gov. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.


ADDITIONAL INFORMATION


     The proposed merger with Sterling will be submitted to the Company's shareholders for their consideration. Sterling has filed a registration statement that contains a Joint Proxy Statement/Prospectus and other relevant documents concerning the proposed transaction with the SEC. the Company's shareholders are urged to read the Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC as well as any amendments or supplements to those documents, because they contain important information. Shareholders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing information about Sterling and the Company on the SEC's internet site at http://www.sec.gov.


                                 (tables follow)

KFBI - Fourth Quarter Results
November 12, 2003
(unaudited)

RESULTS OF OPERATIONS                                                  Quarter Ended                              Years Ended
                                                         -----------------------------------------     ---------------------------
(In thousands except shares and per share data)          Sep 30, 2003  June 30, 2003  Sep 30, 2002     Sep 30, 2003   Sep 30, 2002
                                                         ------------  -------------  ------------     ------------   ------------
INTEREST INCOME :
   Loans receivable                                      $     9,751   $   10,438   $    12,271        $    42,902   $     52,179
   Mortgage-backed securities                                  5,609        5,212         6,685             21,864         26,369
   Securities and deposits                                     1,586        1,697         1,890              6,525          8,745
                                                         ------------  -----------  ------------       ------------   ------------
                                                              16,946       17,347        20,846             71,291         87,293
INTEREST EXPENSE :
   Deposits                                                    3,780        4,145         6,230             18,173         29,782
   Federal Home Loan Bank advances                             2,953        2,656         2,433             10,886          9,609
   Mandatorily redeemable preferred securities                   390          395           459              1,620          1,424
   Other borrowings                                                3           19            44                 74            140
                                                         ------------  -----------  ------------       ------------   ------------
                                                         ------------  -----------  ------------       ------------   ------------
                                                               7,126        7,215         9,166             30,753         40,955
                                                         ------------  -----------  ------------       ------------   ------------
     Net Interest Income Before Provision For Loan Losses      9,820       10,132        11,680             40,538         46,338
PROVISION FOR LOAN LOSSES                                        - -          - -           - -                - -            156
                                                         ------------  -----------  ------------       ------------   ------------
     Net Interest Income After Provision For Loan Losses       9,820       10,132        11,680             40,538         46,182

NON-INTEREST INCOME :
   Fees and service charges on deposit accounts                1,944        1,623         1,353              6,669          4,943
   Other fees and service charges                                954        1,053           793              3,646          2,934
   Gain on sale of securities, net                               - -           76           527                556          1,078
   Brokerage and annuity commissions                             441          603           549              1,952          1,368
   Gain on sale of mortgage loans                                510          614           308              2,141          1,077
   Other                                                         286          387           200              1,240            585
                                                         ------------  -----------  ------------       ------------   ------------
                                                               4,135        4,356         3,730             16,204         11,985
NON-INTEREST EXPENSE :
   Salary and employee benefits                                5,967        6,405         5,501             24,455         22,125
   Occupancy and equipment                                     1,502        1,345         1,235              5,423          4,811
   Information / computer data services                          493          397           337              1,583          1,499
   Deposit insurance                                              43           44            48                182            181
   Amortization of intangibles                                   912          912         1,382              3,648          5,521
   Other                                                       4,156        7,414         3,653             18,477         13,981
                                                         ------------  -----------  ------------       ------------   ------------
                                                              13,073       16,517        12,156             53,768         48,118
                                                         ------------  -----------  ------------       ------------   ------------
     Income Before Provision For Income Taxes                    882       (2,029)        3,254              2,974         10,049

PROVISION FOR INCOME TAXES                                       178         (667)          886                784          3,260

                                                         ------------  -----------  ------------       ------------   ------------
NET EARNINGS                                             $       704   $   (1,362)  $     2,368        $     2,190    $     6,789
                                                         ============  ===========  ============       ============   ============

Earnings Per Share
   Basic                                                 $      0.10   $    (0.20)  $      0.37        $      0.33    $      1.06
   Diluted                                               $      0.10   $    (0.20)  $      0.36        $      0.32    $      1.05
Cumulative Dividend Per Share                            $      0.13   $     0.13   $      0.13        $      0.52    $      0.52
Weighted Average Shares Outstanding
   Basic                                                   6,721,918    6,645,230     6,391,124          6,562,515      6,411,351
   Diluted                                                 6,972,489    6,795,457     6,506,840          6,743,220      6,495,498
Shares repurchased during the period                             - -          - -        48,800                - -        340,800

KFBI - Fourth Quarter Results
November 12, 2003
(unaudited)

FINANCIAL  CONDITION
(In thousands except shares and per share data)          Sep 30, 2003 Jun 30, 2003 Sep 30, 2002
                                                         -----------  -----------  -----------

ASSETS
Cash and due from banks                                     47,305 $     58,989 $     45,791
Mortgage-backed securities                                 680,720      591,058      650,796
Investment securities                                      140,939      141,804      119,999
Federal Home Loan Bank stock                                17,190       14,152       13,510
Loans receivable:
     Held for portfolio                                    564,485      562,346      614,841
     Allowance for loan losses                              (6,934)      (7,059)      (7,376)
                                                        -----------  -----------  -----------
                                                           557,551      555,287      607,465

Accrued interest receivable                                  7,164        6,821        8,177
Real estate held for sale, net                                 651          538          759
Property and equipment, net                                 23,331       23,496       23,411
Bank-owned life insurance                                   16,325       15,344          - -
Intangible assets                                           36,651       37,563       40,299
Deferred income tax receivable, net                          2,034          832          - -
Other assets                                                 7,545        4,003        3,288
                                                       -----------  -----------  ----------
                                                      $  1,537,406 $  1,449,887 $  1,513,495
                                                       ===========  ===========  ===========
LIABILITIES
Deposits:
     Non-interest bearing checking                         161,451  $   148,689  $   142,773
     Interest-bearing checking                             136,557      135,770      125,867
     Statement savings                                      93,311       92,281       86,001
     Money market                                          326,631      332,405      330,646
     Certificates of deposit                               350,113      371,865      456,719
                                                        -----------  -----------  -----------
                                                         1,068,063    1,081,010    1,142,006
Borrowings:
     Advances from Federal Home Loan Bank                  308,000      208,000      205,250
     Mandatorily redeemable preferred securities            27,338       27,305       27,206
     Other borrowings                                          - -          - -        1,700
                                                        -----------  -----------  -----------
                                                           335,338      235,305      234,156
Accrued expenses and other liabilities                      12,187       11,295       15,087
Pension liabilities                                            929          801          842
Deferred income tax liability, net                             - -          - -        1,467
                                                        -----------  -----------  -----------
                                                         1,416,517    1,328,411    1,393,558


STOCKHOLDERS' EQUITY
Common stock and additional paid in capital                 35,161       33,901       30,038
Retained earnings                                           86,005       86,183       87,576
Accumulated other comprehensive income                       2,465        4,423        6,257
Unearned shares of common stock issued to ESOP              (1,957)      (2,201)      (2,935)
Unearned shares issued to MRDP                                (785)        (829)        (999)
                                                        -----------  -----------  -----------
                                                           120,889      121,477      119,937
                                                        -----------  -----------  -----------
                                                       $ 1,537,406 $  1,449,888 $  1,513,495
                                                       ===========  ===========  ===========
Shares Issued : (1)
     Shares issued at end of period                      6,982,634    6,980,635    6,744,040
      Less unearned ESOP and MRDP shares at end of period  243,470      346,980      377,494
                                                        -----------  -----------  -----------
     Shares outstanding at end of period excluding the
     unearned shares                                     6,739,164    6,633,655    6,366,546
                                                        ===========  ===========  ===========

Book Value Per Share  (1)                                    17.94  $     18.31  $     18.84
Tangible Book Value Per Share  (1)                           12.50  $     12.65  $     12.51

(1)Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) and Management Recognition and Development Plan (MRDP).

KFBI - Fourth Quarter Results
November 12, 2003
(unaudited)

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans held for sale):                Sep 30, 2003     Jun 30, 2003      Sep 30, 2002
                                                     ---------------  ---------------   ---------------
Secured by real estate
     1-4 family                                      $      195,785   $      218,198    $      339,403
     Construction                                            16,650           15,276            15,223
     Commercial, multi-family, and other                    175,220          169,482           122,353
Non-real estate loans
     Home improvement and home equity                       112,248           96,134            65,092
     Other consumer                                          17,367           17,875            18,188
     Commercial business                                     57,975           59,153            62,102
                                                     ---------------  ---------------   ---------------
     Total Gross Loans Outstanding                   $      575,245   $      576,118    $      622,361
                                                     ===============  ===============   ===============

NON - PERFORMING ASSETS :                             Sep 30, 2003     Jun 30, 2003      Sep 30, 2002
                                                     ---------------  ---------------   ---------------

Loans on Non - Accrual Status                        $          799   $        1,192    $        1,091
Delinquent Loans on  Accrual Status                             - -              - -               - -
                                                     ---------------  ---------------   ---------------
Total Non - Performing Loans                                    799            1,192             1,091
Real Estate Owned (REO) / Repossessed assets                    651              539               759
                                                     ---------------  ---------------   ---------------
      Total Non - Performing Assets                  $         1,450  $         1,731   $        1,850
                                                     ===============  ===============   ===============

Total Non - Performing Assets / Total Assets                  0.09%            0.12%             0.12%

                                                                      Quarter Ended                                  Years Ended
                                                     --------------------------------------------------   --------------------------
CHANGE IN THE                                         Sep 30, 2003     Jun 30, 2003      Sep 30, 2002     Sep 30, 2003  Sep 30, 2002
                                                     ---------------  ---------------   ---------------   -----------   ------------
ALLOWANCE FOR LOAN LOSSES :
Balance at beginning of period                       $        7,059   $        7,234    $        7,865    $    7,376    $     7,951

Provision for loan losses                                       - -              - -                 -             -            156

Recoveries                                                       15                5                 9            65             16
Charge offs                                                    (140)            (180)             (498)         (507)          (747)
                                                     ---------------  ---------------   ---------------   -----------   ------------
     Net charge offs                                           (125)            (175)             (489)         (442)          (731)
                                                     ---------------  ---------------   ---------------   -----------   ------------


                                                     ---------------  ---------------   ---------------   -----------   ------------
Balance at end of period                             $        6,934   $        7,059    $        7,376    $    6,934    $     7,376
                                                     ===============  ===============   ===============   ===========   ============

Net Charge-offs / Average Loans Outstanding                   0.02%            0.03%             0.08%
Allowance for Loan Losses / Total Loans Outstanding           1.21%            1.23%             1.19%
Allowance for Loan Losses / Non - Performing  Loans            868%             592%              676%

KFBI - Fourth Quarter Results
November 12, 2003
(unaudited)

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
                                                                Quarters Ended                          Year to Date
OPERATING PERFORMANCE :                            9/30/2003    6/30/2003    9/30/2002       9/30/2003    9/30/2002
Average loans                                    $    567,229 $    574,299 $    631,587    $    585,737 $    660,246
Average securities and deposits                       871,805      787,932      758,281         807,337      713,593
Average non - interest - earning  assets              117,795      129,831      123,310         126,539      114,405
Total Average Assets                             $  1,556,829 $  1,492,062 $  1,513,178    $  1,519,613 $  1,488,244

Average deposits                                 $    925,699 $    946,652 $  1,015,542    $    956,949 $  1,022,690
Average borrowings                                    330,788      210,109      172,413         259,753      190,612
Average non - interest earning - liabilities          183,321      214,032      206,997         183,568      160,190
Total Average Liabilities                           1,439,808    1,370,793    1,394,952       1,400,270    1,373,492

Total average equity                                  117,021      121,269      118,226         119,343      114,752
Total Average Liabilities And Equity             $  1,556,829 $  1,492,062 $  1,513,178    $  1,519,613 $  1,488,244

Interest rate yield on loans                            6.88%        7.27%        7.77%           7.32%        7.90%
Interest rate yield on securities and deposits          3.30%        3.51%        4.52%           3.52%        4.92%
     Interest Rate Yield On Interest Earning Assets     4.71%        5.15%        6.00%           5.12%        6.35%

Interest rate expense on deposits                       1.63%        1.75%        2.46%           1.90%        2.92%
Interest rate expense on borrowings                     4.04%        5.09%        5.70%           4.84%        5.83%
     Interest Rate Expense On Interest Bearing Liabiliti2.27%        2.36%        2.93%           2.53%        3.38%

Interest rate spread                                    2.44%        2.79%        3.07%           2.59%        2.97%

Net interest margin                                     2.73%        3.14%        3.49%           2.91%        3.37%

Other operating income / Average assets
     Includes gains (losses) from sales of securities   1.06%        1.17%        0.99%           1.07%        0.81%
     Excludes gains (losses) from sales of securities   1.06%        1.15%        0.85%           1.03%        0.73%

Other operating expense / Average assets
     Includes non-cash items (GAAP)                     3.36%        4.43%        3.21%           3.54%        3.23%
     Excludes non-cash items (1)                        2.98%        4.06%        2.73%           3.17%        2.84%

Efficiency ratio (other operating expense / revenue)
     Includes non-cash items (GAAP)                    93.68%      114.00%       78.88%          94.76%       82.50%
     Excludes non-cash items (1)                       83.21%       80.81%       68.70%          85.16%       71.86%

Return on average assets
     Includes non-cash items (GAAP)                     0.18%       -0.37%        0.63%           0.14%        0.46%
     Excludes non-cash items (1)                        0.45%       -0.11%        0.91%           0.41%       77.00%

Return on average equity
     Includes non-cash items (GAAP)                     2.41%       -4.49%        8.01%           1.84%        5.92%
     Excludes non-cash items (1)                        5.97%       -1.30%       11.95%           5.18%       10.04%

Average equity  /  Average assets                       7.52%        8.13%        7.81%           7.85%        7.71%

     (1)This press release includes information relating to non-interest expense that is calculated on a non-GAAP basis. Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides a more accurate picture of its operating results for purposes of comparisons to prior periods and other entities. Items considered non-cash items are amortization of core deposit and other intangibles and expense related to the company's Management Recognition and Development Plan and Employee Stock Ownership Plan. These expenses have been reflected net of the related tax benefit.



Reconciliation to GAAP financial measures
     Net earnings - GAAP                                $ 704     $ (1,362)     $ 2,368         $ 2,190      $ 6,789
          Add back: non-cash items, net of tax          1,043          968        1,415           3,991        5,547
     Net earnings - excluding non-cash items          $ 1,747       $ (394)     $ 3,783         $ 6,181     $ 12,336